Exhibit 99.1

List of Filing Subsidiaries

Company	State of Organization
BDCC Holding Company, Inc.	Delaware
Bell County Coal Corporation	Delaware
Bledsoe Coal Corporation	Kentucky
Bledsoe Coal Leasing Company	Delaware
Blue Diamond Coal Company	Delaware
Buck Branch Resources LLC	Kentucky
Chafin Branch Coal Company, LLC	West Virginia
Eolia Resources, Inc.	North Carolina
Hampden Coal Company, LLC	West Virginia
IRP GP Holdco LLC	Delaware
IRP Kentucky LLC	Kentucky
IRP LP Holdco Inc.	Delaware
IRP WV Corp.	Delaware
International Resource Partners LP	Delaware
International Resources Holdings I LLC	Delaware
International Resources Holdings II LLC	Delaware
International Resources, LLC	West Virginia
James River Coal Sales, Inc.	Delaware
James River Coal Service Company	Kentucky
James River Escrow Inc.	Delaware
Jellico Mining, LLC	Kentucky
Johns Creek Coal Company	Tennessee
Johns Creek Elkhorn Coal Corporation	Delaware
Johns Creek Processing Company	Delaware
Laurel Mountain Resources LLC	Kentucky
Leeco, Inc.	Kentucky
Logan & Kanawha Coal Co., LLC	West Virginia
McCoy Elkhorn Coal Corporation	Kentucky
Rockhouse Creek Development, LLC	West Virginia
Shamrock Coal Company, Incorporated	Delaware
Snap Creek Mining, LLC	West Virginia
Triad Mining Inc.	Indiana
Triad Underground Mining, LLC	Indiana